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                                                                    Exhibit 3.43

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 01/21/2003
                                                          030038422-3616174

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF
                         BROOKS RUN MINING COMPANY, LLC

FIRST:  The name of the limited liability company is:

                        BROOKS RUN MINING COMPANY, LLC

SECOND: The address of its registered office in the State of Delaware is:

                        2711 Centerville Road, Suite 400
                        Wilmington, Delaware 19808

        The name of its Registered Agent at such address is:

                        Corporation Service Company

THIRD:  The name and address of the authorized person is:

                        Karin M. Writer
                        Bartlit Beck Herman Palenchar & Scott
                        1899 Wynkoop Street, Suite 800
                        Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of Brooks Run Mining Company, LLC on this 21st day of January 2003.

                                                   /s/ Karin M. Writer
                                                   Karin M. Writer
                                                   Authorized Person

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                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 05:00 PM 02/04/2003
                                                          030076149-3616174

              Certificate of Amendment to Certificate of Formation

                                       of

                         BROOKS RUN MINING COMPANY, LLC

            It is hereby certified that:

            1. The name of the limited liability company (hereinafter called the "limited liability company") is: Brooks Run Mining Company, LLC

            2. The certificate of formation of the limited liability company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

                 "The name of the limited liability company is:

                          Kingwood Mining Company, LLC"

Executed on February 7, 2003

                                                   /s/ Peter V. Merritts
                                                   Peter V. Merritts, President
                                                   and Manager